Exhibit 99
Form 4 - Joint Filer Information
Name: Consolidation Coal Company
Address: 1800 Washington Road, Pittsburgh, PA  15241
Designated Filer: CONSOL Energy Inc.
Issuer and Ticket Symbol: CNX Gas Corporation (CXG)
Date of Event Requiring Statement: July 30, 2007